                                                                    EXHIBIT 99.1

                           SOUTHSIDE BANCSHARES, INC.
                        ANNOUNCES THIRD QUARTER EARNINGS
                     NASDAQ NATIONAL MARKET SYMBOL - "SBSI"

Tyler, Texas (October 23, 2003) B. G. Hartley, Chairman and Chief Executive Officer of Southside Bancshares, Inc., reported financial results for the third quarter and nine months ended September 30, 2003.

"For the nine months ended September 30, 2003 net income decreased $737,000 or 7.2% to $9,534,000 compared to $10,271,000 for the same period in 2002," stated
B. G. Hartley. Net income decreased $1,394,000 or 33.6% to $2,750,000 for the third quarter ended September 30, 2003 compared to $4,144,000 for the same period in 2002. Earnings per diluted share were $0.91 and $0.98 for the nine months ended September 30, 2003 and 2002, respectively, a decrease of $0.07 or 7.1%. Earnings per diluted share were $0.26 and $0.39 for the third quarters ended September 30, 2003, and 2002.

The annualized return on average shareholders' equity for the nine months ended September 30, 2003 was 14.96% compared to 18.65% for the same period in 2002. The annualized return on average assets was 0.95% for the nine months ended September 30, 2003 compared to 1.07% for the same period in 2002.

On September 4, 2003 Southside Capital Trust I (the "Trust"), a subsidiary of Southside Bancshares, Inc. announced the redemption on October 6, 2003 of all of its 8.50% Cumulative Trust Preferred Securities and 8.50% Trust Common Securities which totaled $20,618,560. Concurrent with the Trust taking such action Southside Bancshares redeemed all of its $20,618,560 8.50% debentures due June 30, 2028 (the "Debentures") which were held exclusively by the Trust. In connection with the redemption of the Debentures, Southside Bancshares expensed $1,034,000 of unamortized origination cost associated with the Debentures during the third quarter. Southside Bancshares funded the redemption through the issuance of $20,000,000 of trust preferred securities and $619,000 of trust common securities that will adjust quarterly at a rate equal to the three month LIBOR plus 294 basis points. The initial rate for the trust preferred securities was 4.08%. This initial lower interest rate should provide interest savings beginning in the fourth quarter and should provide a better match for the overall interest rate sensitivity position of Southside Bancshares.

In addition to the amortization expense of $1,034,000 discussed above, the decrease in net income for the quarter ended September 30, 2003, when compared to the same period in 2002, was primarily attributable to a 65.8% decrease in the gains on sales of securities available for sale or $1,345,000 and a 15.6% decrease in net interest income of $1,344,000. These items were partially offset by an increase in noninterest income, excluding, security gains of $1,290,000 or 32.8%, primarily as a result of increased deposit fee income and fee income from the sale of mortgage loans. Provision for loan losses decreased $530,000 due to total loans declining slightly and the anticipated level of problem assets at September 30, 2003 remaining consistent with the prior period.

Net interest income decreased as a result of decreases in the Company's net interest margin and spread during the third quarter of 2003 when compared to the same period in 2002, which was due in large part to significantly lower mortgage interest rates and the lower overall interest rate environment during the second quarter ended June 30, 2003. This led to substantially increased residential mortgage refinancing nationwide and in the Company's market area combined with increased repricing of all of the Company's other loan types during the third quarter ended September 30, 2003. Increased prepayments associated with the Company's mortgage-backed securities, residential mortgage loans and the increase in repricing of other loan types could impact the Company's net interest margin in the future should long-term interest rates decrease to May and June 2003 levels. During the third quarter 2003 long-term interest rates increased from the lows experienced during May and June 2003. This caused a slowing in refinancings which should reduce mortgage prepayments for specific coupons during the fourth quarter. Other factors that should improve Southside's net interest margin and spread include new deposit repricing strategies fully implemented during the second quarter, $31.9 million of fixed rate Federal Home Loan Bank of Dallas ("FHLB") advances currently at an average rate of 3.86% that will reprice during the fourth quarter of 2003, and the reduction in interest expense on $20,000,000 of Southside Bancshares trust preferred securities beginning during the fourth quarter ended December 31, 2003 as explained above. In addition, during the first quarter of 2004 $17 million of fixed rate FHLB advances currently at an average rate of 4.97%, will reprice. The Company's net interest margin and spread decreased during the third quarter ended September 30, 2003 to 2.57% and 2.11%, respectively when compared to 3.22% and 2.69%, respectively for the same period in 2002.

Cumulative through October 17, 2003, 607,687 convertible trust preferred shares were converted into 663,371 shares of the Company's common stock. The total convertible trust preferred shares converted to date represents 35.9% of the convertible trust preferred issue. During the nine months ended September 30, 2003, 297,705 convertible trust preferred shares were converted into 330,953 shares of the Company's common stock. During the third quarter ended September 30, 2003, 121,105 convertible trust preferred shares were converted into 136,256 shares of the Company's common stock.


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During the third quarter and nine months, the Company repurchased 62,000 and
221,800 shares, respectively of common stock at an average dollar price of $17.15 and $17.27, respectively. The Company has approximately $170,000 remaining to repurchase stock under the current Board approved level.

At September 30, 2003, assets totaled $1.4 billion compared to $1.3 billion at September 30, 2002, an increase of $118.0 million or 9.0%. Loans, net of unearned discount increased $2.1 million or 0.4% from $566.7 million at September 30, 2002 to $568.8 million at September 30, 2003. Investment and mortgage-backed securities increased $94.2 million or 15.2% from $620.1 million at September 30, 2002 to $714.4 million at September 30, 2003. Deposits increased $60.5 million or 7.7% from $785.8 million at September 30, 2002 to $846.3 million at September 30, 2003. FHLB advances increased $25.6 million or 6.7% from $380.9 million at September 30, 2002 to $406.5 million at September 30, 2003. Shareholders' equity totaled $87.0 million or 6.11% of total assets at September 30, 2003 as compared to $78.2 million or 5.99% of total assets at September 30, 2002, an increase of $8.8 million or 11.2%. At September 30, 2003, the unrealized gain on available for sale securities was $6.7 million, net of tax, as compared to $9.3 million, net of tax, at December 31, 2002.

Southside Bancshares, Inc. is a $1.4 billion holding company that owns 100% of Southside Bank. The bank currently has twenty-four banking centers in East Texas.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor. Our investor relations site provides a detailed overview of our activities, financial information, and historical stock price data. To receive e-mail notification of company news, events, and stock activity, please register on the E-mail Notification portion of the web site. Questions or comments may be directed to Ethel Bodenhamer at
(903) 531-7111, or ethelb@southside.com.

Certain statements of other than historical fact that are contained in this document and in written material, press releases and oral statements issued by or on behalf of Southside Bancshares, Inc., a bank holding company, may be considered to be "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may include words such as "expect," "estimate," "project," "anticipate," "could," "should," "intend," "probability," "risk," "target," "objective" and similar expressions. Forward-looking statements are subject to significant risks and uncertainties and the Company's actual results may differ materially from the results discussed in the forward-looking statements. For example, certain market risk disclosures are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. As a result, actual income gains and losses could materially differ from those that have been estimated. Other factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to general economic conditions, either nationally or in the State of Texas, legislation or regulatory changes which adversely affect the businesses in which the Company is engaged, changes in the interest rate environment which reduce interest margins and may impact prepayments on the mortgage-backed securities portfolio, changes effecting the leverage strategy, significant increases in competition in the banking and financial services industry, changes in consumer spending, borrowing and saving habits, technological changes, the Company's ability to increase market share and control expenses, the effect of compliance with legislation or regulatory changes, the effect of changes in accounting policies and practices and the costs and effects of unanticipated litigation.

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
                                                                 AT               AT
                                                            SEPTEMBER 30,     DECEMBER 31,
                                                                2003             2002
                                                            -------------    -------------
                                                                 (DOLLARS IN THOUSANDS)
                                                                        (UNAUDITED)
SELECTED FINANCIAL CONDITION DATA (AT END OF PERIOD):

  Total assets ..........................................   $   1,423,596    $   1,349,186
  Loans, net of unearned discount .......................         568,790          582,241
  Allowance for loan losses .............................           6,540            6,195
  Mortgage-backed and related securities available
  for sale ..............................................         578,041          489,015
  Investment securities available for sale ..............         136,334          151,509
  Deposits ..............................................         846,306          814,486
  Long-term obligations .................................         277,975          265,365
  Shareholders' equity ..................................          86,963           82,167
  Nonperforming assets ..................................           2,320            3,385
    Nonaccrual loans ....................................           1,353            2,238
    Loans 90 days past due ..............................             401              287
    Restructured loans ..................................             259              325
    Other real estate owned .............................             240              524
    Repossessed assets ..................................              67               11

  ASSET QUALITY RATIOS:
  Nonaccruing loans to total loans ......................            0.24%            0.38%
  Allowance for loan losses to nonaccruing loans ........          483.37           276.81
  Allowance for loan losses to nonperforming assets .....          281.90           183.01
  Allowance for loan losses to total loans ..............            1.15             1.06
  Nonperforming assets to total assets ..................            0.16             0.25
  Net charge-offs to average loans ......................            0.16             0.33

  CAPITAL RATIOS:
  Shareholders' equity to total assets ..................            6.11             6.09
  Average shareholders' equity to average total assets ..            6.32             5.84

                                                                  AT OR FOR THE                   AT OR FOR THE
                                                                THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                   SEPTEMBER 30,                  SEPTEMBER 30,
                                                            --------------------------    --------------------------
                                                                2003          2002            2003           2002
                                                            -----------    -----------    -----------    -----------
                                                              (DOLLARS IN THOUSANDS)         (DOLLARS IN THOUSANDS)
                                                                   (UNAUDITED)                   (UNAUDITED)
  SELECTED OPERATING DATA:
  Total interest income .................................   $    14,608    $    17,723    $    45,719    $    52,741
  Total interest expense ................................         7,319          9,090         23,097         27,630
                                                            -----------    -----------    -----------    -----------
  Net interest income ...................................         7,289          8,633         22,622         25,111
  Provision for loan losses .............................            --            530          1,054          1,581
                                                            -----------    -----------    -----------    -----------
  Net interest income after provision for loan losses ...         7,289          8,103         21,568         23,530
                                                            -----------    -----------    -----------    -----------
  Total non-interest income .............................         5,218          3,928         14,387         11,398
  Gains on sale of securities available for sale ........           699          2,044          4,278          3,087
  Total non-interest expense ............................        10,103          8,983         29,059         25,949
                                                            -----------    -----------    -----------    -----------
  Income before federal tax expense .....................         3,103          5,092         11,174         12,066
  Income tax expense ....................................           353            948          1,640          1,795
                                                            -----------    -----------    -----------    -----------
  Net income ............................................   $     2,750    $     4,144    $     9,534    $    10,271
                                                            ===========    ===========    ===========    ===========

  COMMON SHARE DATA:
  Weighted-average basic shares outstanding .............         8,993          8,709          8,885          8,685
  Weighted-average diluted shares outstanding ...........        10,981         11,053         11,040         11,130
  Net income per common share:
    Basic ...............................................          0.30           0.48           1.07           1.18
    Diluted .............................................          0.26           0.39           0.91           0.98
  Book value per common share ...........................            --             --           9.63           9.00
  Cash dividend declared per common share ...............          0.10           0.07           0.26           0.23

  SELECTED PERFORMANCE RATIOS:
  Return on average assets ..............................          0.79%          1.27%          0.95%          1.07%
  Return on average shareholders' equity ................         12.77          21.29          14.96          18.65
  Average yield on interest earning assets ..............          4.84           6.24           5.23           6.31
  Average yield on interest bearing liabilities .........          2.73           3.55           2.97           3.64
  Net interest spread ...................................          2.11           2.69           2.26           2.67
  Net interest margin ...................................          2.57           3.22           2.74           3.19
  Average interest earning assets to average interest
    bearing liabilities .................................        120.26         117.09         119.59         116.53
  Non-interest expense to average total assets ..........          2.91           2.78           2.88           2.71
  Efficiency ratio ......................................         67.09          65.15          69.93          65.11